UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2010 (June 24, 2010)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	001-34768	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Westheimer

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of a New Director

On June 24, 2010, the Board of Directors of Sterling Bancshares, Inc. (the “Company”) voted to increase the size of the Board from thirteen to fourteen directors and to appoint Joe Koshkin as a Class I director to hold office until the 2011 Annual Meeting of Shareholders or until his successor is elected and qualified. The Board determined that Mr. Koshkin is “independent” under applicable SEC and Nasdaq rules. Mr. Koshkin is a former partner with PricewaterhouseCoopers, LLP, and predecessor firm Coopers & Lybrand L.L.P.

Additionally, Mr. Koshkin was appointed as a member of the Audit Committee of the Company. He was also appointed to the board of directors of Sterling Bank, a Texas-chartered banking association wholly owned by the Company, and will serve on its Asset/Liability Management Committee. Mr. Koshkin will be compensated as a non-employee director as described in the Company’s 2010 proxy statement as filed with the SEC on March 5, 2010 under the heading “Information About the Board of Directors, Committees of the Board and Committees of the Bank—Compensation of Directors,” which description is incorporated herein by reference.

On June 25, 2010, the Company issued a press release announcing the appointment of Mr. Koshkin as a director of the Company. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: June 25, 2010	By:	/S/ JAMES W. GOOLSBY, JR.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

Exhibit No.	Description

99.1	Press Release dated June 25, 2010.